SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                      -------------------------------------



        Date of Report (Date of Earliest Event Reported) August 28, 1997




                                GATX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)






         New York                      1-2328                   36-1124040
(State or other jurisdiction   (Commission file number)     (I.R.S. employer
       of incorporation)                                  identification number)





500 West Monroe Street, Chicago, Illinois 60661-3676
(Address of principal executive offices)

Registrant's telephone number, including area code (312) 621-6200



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GATX Capital Corporation, an indirect wholly owned subsidiary of the Company, is filing a Current Report on Form 8-K. The following press release was issued on August 21, 1997:

         GATX Capital today entered into agreements to invest in a $1.2 billion portfolio of leased assets currently owned by Pitney Bowes Financial Services. GATX Capital is the financial services unit of GATX Corporation (NYSE:GMT).

         Under the terms of the agreements, GATX Capital's total cash investment will be approximately $460 million. This investment includes a direct purchase of assets from Pitney Bowes, as well as an equity investment in a limited liability company to be owned jointly by GATX Capital and Pitney Bowes. This limited liability company, with almost $1 billion in assets, will be capitalized with nearly $200 million of equity from each of the partners, as well as approximately $600 million of nonrecourse debt.

         According to Joseph C. Lane, president and CEO of GATX Capital, "This transaction with Pitney Bowes will represent the largest single investment in our history. GATX Capital's investment in these high quality assets which are on lease primarily to investment grade credits, provides us with additional portfolio diversification, attractive risk-adjusted returns, and a growing investment base. In addition, this transaction demonstrates GATX Capital's continued strategy of growth through joint ventures and further evidences our success in lease portfolio acquisitions. By combining each company's respective strengths and core business activities, this transaction allows both GATX and Pitney Bowes to maximize their companies' shareholder value."

         Pitney Bowes' chairman and CEO, Michael J. Critelli said, "The signing of the GATX Capital agreement unveils our latest actions to maximize the return on our stockholders' investment in Pitney Bowes. The transaction with GATX Capital will maximize the cash return on the assets, while also significantly reducing our large-ticket external finance portfolio and related debt."

         GATX Capital, a wholly-owned subsidiary of GATX Corporation, is a diversified international financial services company which provides asset-based financing for transportation, industrial and information technology equipment. GATX Capital's owned and managed portfolios consist of assets whose original cost exceeds $10 billion. GATX Corporation provides service-enhanced assets primarily used to help its customers transport, store or distribute their products and information.

         Pitney Bowes Financial Services provides leasing and financing services to help businesses - ranging from small to large - acquire Pitney Bowes and other mission critical equipment and services while preserving cash flow. Pitney Bowes Inc. (NYSE:PBI) is a premier provider of products and services that support preparation and management of documents, packages and other messages in physical or electronic form.



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                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, duly authorized.

                                                      GATX Corporation



August 28, 1997                              By:      /s/ David M. Edwards
                                                      --------------------
                                                      David M. Edwards
                                                      Vice President Finance and
                                                      Chief Financial Officer

























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